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EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



  We consent to the incorporation by reference in Registration Statements No. 333-20549 and No. 333-65459 of Powerwave Technologies, Inc. on Form S-8 of our report dated January 18, 2000, appearing in this Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended January 2, 2000.



DELOITTE & TOUCHE LLP


Costa Mesa, California


March 14, 2000